FOR IMMEDIATE RELEASE

ASHER HOLZER RETIRES AS PRESIDENT OF INSPIREMD

Tel Aviv, Israel – June 5, 2012 – InspireMD, Inc. (OTC BB: NSPR) (the “Company” or “InspireMD”), a medical device company focusing on the development and commercialization of its proprietary stent platform technology for use in patients with Acute Myocardial Infarctions, announced that Asher Holzer, Ph.D., president and co-founder of the Company, is retiring as president of the Company. Dr. Holzer will remain a director of InspireMD and will also provide the Company with consulting services for a period of six months.

About MGuard™ Coronary Stent

MGuard™ combines a coronary stent merged with an embolic protection specifically designed for acute MI patients. The embolic protection is comprised of an ultra-thin polymer micron net that wraps the stent. The MGuard™ stent seeks to provide outstanding and lifelong embolic protection, without affecting deliverability. MGuard™ is CE Mark approved. Mesh-based protection is now recommended for use in the recent Guidelines of the Task force of Myocardial Revascularization of the European Society of Cardiology (ESC).

MGuard™ is currently being investigated in the multi-center international MASTER (MGuard™ for Acute ST Elevation Reperfusion) trial. This study has been designed to evaluate the MGuard™ stent compared to commercially-approved BMS or DES products in STEMI patients undergoing primary angioplasty. The trial is fully enrolled and preliminary top line results are expected in the third quarter of 2012. Plans for a registration study in the US are also at an advanced stage.

About InspireMD, Inc.

InspireMD is a medical device company focusing on the development and commercialization of its proprietary stent system technology, MGuard™. InspireMD intends to pursue applications of this technology in coronary, carotid and peripheral artery procedures. InspireMD's common stock is listed on the OTC BB under the ticker symbol "NSPR".

Forward-looking Statements:

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to

Asher Holzer Retiring                                                          Page 2

secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multi-national companies, (v) product liability claims, (vi) our limited manufacturing capabilities and reliance on subcontractors for assistance, (vii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (viii) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (ix) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (x) our reliance on single suppliers for certain product components, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:
Michael Rice
Office Phone: (646) 597-6979
Email: mrice@lifesciadvisors.com

Corporate Contact:
Jonina Ohayon
Marketing Director
Email: jonina@inspire-md.com
OTC BB: NSPR
www.inspire-md.com

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